Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces Second Quarter 2023 Results

FOR IMMEDIATE RELEASE

CANTON, Ohio (August 10, 2023) – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment and media company centered around the power of professional football, announced its second quarter 2023 results for the period ended June 30, 2023.

“The Company continues to garner national attention with significant sports and entertainment programming”, shared Michael Crawford, HOFV President & CEO. “Hall of Fame Village played host to major events, including the USFL, hosting two teams for the duration of their season as well as their championship game, the Woman’s Football Alliance Championships, and an American Cornhole League tournament. These events were all nationally televised, enabling our Village, our brand, and our Company to drive greater awareness and support future growth.” Crawford went on to say “The Company continues to build synergies across all business verticals to generate revenue growth, while continuing our focus on cost control and balance sheet restructuring opportunities.  While it takes time to build a world-class sports and entertainment company, I’m proud of our team and how they’ve continued to execute against our long-term strategy as we operationalize and grow in all facets of our business.”

Key Financial Highlights

●	Second quarter revenue was $6.1 million, an increase of 128% compared to the same period in the prior year. Second quarter results were driven by event and rental revenue at the Hall of Fame Village and by hotel revenue.

●	Second quarter net loss attributable to shareholders was $13.6 million, compared to a net loss of $9.2 million in the same period in the prior year, primarily driven by increased operating expenses and net interest expense.

●	Second quarter adjusted EBITDA was a loss of $6.2 million, compared to a loss of $5.9 million in the same period in the prior year. The change was primarily driven by increased operating expenses related to higher personnel and related benefits costs, the recognition of timing for certain compensation-related expenses and an increase in production fees for our events and media productions. See page 3 for a reconciliation of net loss to EBITDA and adjusted EBITDA.

●	The Company finished its fiscal quarter with a cash balance, including restricted cash and investments held maturity, of $29.2 million, compared to $47.0 million as of March 31, 2023. The lower cash balance was due to operating activities and increased capital expenditures related to construction activities.

Key Business Highlights

●	Announced the appointment of NFL Hall of Fame running back Jerome Bettis to its Board of Directors. Jerome Bettis, a highly respected figure in the world of football and business, brings invaluable expertise and a wealth of knowledge to further elevate the Company’s initiatives.

●	Hall of Fame Village Media partnered with ReachTV, to create two original sports entertainment programs, Hometown Heroes and The Business of Athletes. Hometown Heroes is a series of video shorts that follows Hall of Fame athletes from various sports as they visit their favorite places in the sports towns where they became famous. The Business of Athletes will follow current and former professional athletes from a variety of sports who are capitalizing on their good fortune found in the league to start the businesses of their dreams.

●	Announced Emmy & Grammy nominated comedian, Bill Burr’s 2023 live tour to its Tom Benson Hall of Fame Stadium on Saturday, October 7, 2023. Bill Burr is one of the top comedic voices of his generation achieving success in TV and film as well as on stage.

●	Gold Summit Gaming hosted two Esports tournaments, ’Shield Drop’ Super Smash Bros. Melee Tournament and ’Chain Grab 2 Super Smash Bros. Ultimate Tournament’, at the club level of Tom Benson Hall of Fame Stadium. Both tournaments brought in nationally ranked players to compete at the events and have allowed Gold Summit Gaming to be recognized as a “player” in the Esports arena.

●	Announced Perfect Pour, a renowned veteran-owned establishment, will be joining the Fan Engagement Zone slate of offerings for guests. The restaurant will specialize in cocktails, bourbon and burgers, and will feature a dedicated cigar room.

●	Announced a new football-themed amusement ride “Spike It” to Play-Action Plaza this summer. The newest attraction is a 40-foot-tall drop tower ride emulating the classic touchdown celebration. This new ride complements the existing Red Zone giant wheel and The Forward Pass zipline.

Conference Call

The Company will host a conference call and webcast Friday, August 11, 2023, beginning at 8:30 a.m. ET, to provide commentary on the business. Investors and all other interested parties can access the live webcast and replay at the Company’s website: https://ir.hofreco.com.

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About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. The press release includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improved comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for the Company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the Company uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the company uses in the same way.

	For the Three Months Ended June 30,
	2023	2022
Adjusted EBITDA Reconciliation
Net loss attributable to HOFRE stockholders	$(13,553,617)	$(9,202,433)
(Benefit from) provision for income taxes	-	-
Interest expense, net	4,404,146	921,392
Depreciation expense	3,373,076	3,527,581
Amortization of discount on note payable	882,240	1,122,324
EBITDA	(4,894,155)	(3,631,136)

Change in fair value of warrant liability	223,000	(2,423,000)
Change in fair value of interest rate swap	(60,000)	-
Change in fair value of securities available for sale	(1,683,246)	-
Preferred stock dividends	266,000	266,000
Loss attributable to non-controlling interest	(5,795)	(158,592)
Adjusted EBITDA	$(6,154,196)	$(5,946,728)

Media/Investor Contacts:

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com

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